AMENDMENT TO
PERRITT FUND INC.'S SERVICING AGREEMENTS

THIS AMENDMENT dated as of this 23rd day of March, 2006, to the
Custody Agreement dated as of April I, 2004, as amended, the Fund Accounting Servicing Agreement dated as of December 2, 2005, the Transfer Agent Servicing Agreement dated as of August 7, 2004 and the Distribution Agreement dated as of December 1, 2005, respectively, (the "Agreements"), is entered by and among Perritt Funds, Inc. a Maryland corporation (the "Corporation"), Perritt Capital Management, Inc., an Illinois corporation and the investment advisor to the Corporation (the "Advisor"), U.S. Bank National Association, a national banking association (the "Custodian"), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS"), Quasar Distributors, LLC, a Delaware limited liability company (the "Distributor")

Effective April 1, 2006, the fee schedules of the Agreements are hereby superceded and replaced with the respective fee schedules attached hereto. Except to the extent supplemented hereby, the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

Perritt Funds, Inc.	Perritt Capital Management Inc.
By:/s/ Michael J. Corbett	By: /s/ Gerald W. Perritt
Name: Michael J. Corbett	Name: Gerald W. Perritt
Title: President	Title: President

U.S. Bancorp Fund Services, LLC	Quasar Distributors, LLC
By: /s/ Joe D. Redwine	By: /s/ James R. Schoenke
Name: Joe D. Redwine	Name: James R. Schoenke
Title: President	Title: President

U.S. Bank, N.A.
By: /s/ Joe D. Redwine
Name: Joe D. Redwine
Title: Senior Vice President

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE
Perritt Funds, Inc.
Effective ApriI 1, 2006

Annual fee based upon market value per fund*:
1.00 Basis point on first $200 million
.75 basis point on the next $800 million
.50 basis point on the balance of fund assets Minimum annual fee per fund $4,800

CCO Support Services - $600 per year ($1200/year once all funds are placed in the Perritt Funds)

Portfolio Transaction Fees
$ 5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$ 7.00 per repurchase agreement transaction
$ 9.00 per book entry security (depository or Federal Reserve system)
$25.00 per portfolio transaction processed through our New York custodian definitive security (physica l)
$ 9.00 per GNMA Amortized security purchase
$ 8.00 per GNMA principal/interest paydown, GNMA sales
$15.00 per option/future contract written, exercised or expired
$50.00 per Cedel/Euroclear transaction
$15.00 per mutual fund trade
$15.00 per Fed Wire or withdrawal
$10.00 per margin variation
$ 6.00 per short sale
$ 6.00 per paydown transaction

A transaction is a purchase/sale of a security, free receipUfree delivery, maturity, tender or exchange. No charge for the initial conversion free receipt.
Overdrafts - charged to the account at prime interest rate.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE Perritt Funds, Inc. Effective April 1, 2006

Domestic Equity Funds*
$30,000 for the first $100 million

1.25 basis point on the next $200 million
.75 basis point on the balance

CCO Support Services - $600 per year (1200/year once all funds are placed under Perritt Funds).

Multiple Classes
Each class is an additional 25% of the charge of the initial class.

Extraordinary services - quoted separately Conversion Estimate - one month's fee (if necessary)
NOTE -All schedules subject to change depending upon the use of derivatives - options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:

$.15 Domestic and Canadian Equities
$.15 Options
$.50 Corp/Gov/Agency Bonds
$.80 CMO's
$.50 International Equities and Bonds
$.80 Municipal Bonds
$.80 Money Market Instruments
$125 Per fund per month - Mutual Funds

Corporate Action Services
$2.00 Per equity security per month Manual Security Pricing
$125 per month - greater than 10/day Factor Services (BondBuyer)
Per CMO -        $1.50/month Per Mortgage Backed - $0.25/month Minimum    -    $300/month

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Perritt Funds, Inc. Effective April 1, 2006

SeNice Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
No-Load - $14.00 /account Annual Minimum
$21,000 after twelve months.

Telephone Calls - $1.00 /call
Daily Valuation Trades - $10.00 /trade Omnibus Account Transactions
$3.00 each - first 100 transactions
$2.00 each - next 400 transactions
$1.00 each - next 1,500 transactions
$.50 each - next 3,000 transactions
$.25 each - balance of transactions CCO Support Services - $600 per year
($1200/year once all the Funds are under Perritt
Funds).
Lost Shareholder Search - $5.00 /search AML Base Service (excl Level 3 accounts)
0-999 accounts - $500.00/year 1,000-4,999 accounts - $1,000/year 5,000-9,999 accounts - $2,500/year 10,000+ accounts - $5,000/year
AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account ACH/EFT Shareholder Services:
$125.00 /month/fund group
$ .50 /ACH item, setup, change
$5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to: Telephone toll-free lines, call transfers, etc.
Mailing, sorting and postage
Stationery, envelopes Programming, special reports
Insurance, record retention, microfilm/fiche Proxies, proxy services
ACH fees, NSCC charges
Disaster Recovery - per open account All other out-of-pocket expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
$15.00 /qualified plan acct (Cap at $25.00/SSN)
$15.00 /Coverdell ESA acct (Cap at $25.00/SSN)
$25.00 /transfer to successor trustee
$25.00 /participant distribution (Excluding SWPs)
$25.00 /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
$15.00 /outgoing wire transfer
$15.00 /overnight delivery
$ 5.00 /telephone exchange
$25.00 /return check or ACH
$25.00 /stop payment
$ 5.00 /research request per account (Cap at
$25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.NSCC Service Interface - All NSCC Services Setup - $1,500 /fund group

2.Telecommunications and Voice Services Service Setup - $1,500 ATT transfer connect VRU Setup - $500 /fund group

3.Fund Group Setup (first class) - $5,000 /fund group
4.Fund Setup - $2,500 /fund/class (beyond first class)
5.Development/Programming - $150 /hour
6.File Transmissions - subject to requirements
7.Selects - $300 per select, plus $50 /Excel
8.Extraordinary services - charged as incurred Conversion of Records (if necessary) - Estimate to be provided.
Custom processing, re-processing All oth_er extraordinary services

Fees are billed monthly.

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES
FEE SCHEDULE - Perritt Funds, Inc.
Effective April 1, 2006

Regulatory Distribution Annual Services*
1 basis point on the first $200 million
.75 basis point on remaining assets
•Minimum annual fee - $3,000
•CCO Support Services - $600 per year ($1200/year once all funds are placed under Perritt Funds)

Advertising Compliance Review/NASO Filings
•$175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter (includes NASO filing fee)
•Non-NASD filed materials, e.g. Internal Use Only Materials
$100 per job for the first 10 pages (minutes if tape or video)
•NASD Expedited Service for 3 Day Turnaround
$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter . (Comments are faxed. NASO may not accept expedited request.)

Licensing of Investment Advisor's Staff {if required)
•$1,500 per year per registered representative
•Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
•Plus any NASO and state fees for registered representatives, including license and renewal fees .

Fund Fact Sheets (if required)
•Design - $1,000 per fact sheet, includes first production
•Production - $500.00 per fact sheet per production period
•All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, without limitation:
•typesetting, printing and distribution of Prospectuses and shareholder reports
•production, printing, distribution and placement of advertising and sales literature and materials
•engagement of designers, free-lance writers and public relations firms
•long-distance telephone lines, services and charges
•postage
•overnight delivery charges
•NASO registration fees
(NASO advertising filing fees are included in Advertising Compliance Review section above)
•record retention
•travel, lodging and meals

Fees are billed monthly.
*Sub ject to CPI increase, Milwaukee MSA.
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